Exhibit 10.7

Stock Purchase Agreement

Dated as of October 19, 2012

By and Among

LAYLA STONE,

MARIBEL FLORES,

and

COUNSELING INTERNATIONAL, INC.

Stock Purchase Agreement

This stock purchase agreement (“Agreement”), dated as of October 19, 2012, is entered into by and among COUNSELING INTERNATIONAL, INC. (“Counseling” or the “Company”) and LAYLA STONE (the “Seller”), and MARIBEL FLORES (the “Purchaser” and together with the Company and the Seller, the “Parties”).

W i t n e s s e t h:

Whereas, the Seller is a shareholder of Counseling, a corporation organized and existing under the laws of the State of Nevada, who owns and/or controls in the aggregate 3,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), which represents 79.72% of the issued and outstanding shares; and

Whereas, the Purchaser desires to acquire 3,000,000 shares of Common Stock.

Now, Therefore, in consideration of the premises and of the covenants, representations, warranties and agreements herein contained, the Parties have reached the following agreement with respect to the sale by the Seller of such shares to the Purchaser:

Section 1. Construction and Interpretation

1.1. Principles of Construction.

(a) All references to Articles, Sections, subsections and Appendixes are to Articles, Sections, subsections and Appendixes in or to this Agreement unless otherwise specified.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” is not limiting and means “including without limitations.”

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) This Agreement is the result of negotiations among and has been reviewed by each Party’s counsel.  Accordingly, this Agreement shall not be construed against any Party merely because of such Party’s involvement in its preparation.

(d) Wherever in this Agreement the intent so requires, reference to the neuter, masculine or feminine shall be deemed to include each of the other, and reference to either the singular or the plural shall be deemed to include the other.

Section 2.  The Transaction

2.1. Purchase Price.

The Seller hereby agrees to sell to the Purchaser, and the Purchaser, in reliance on the representations and warranties contained herein, and subject to the terms and conditions of this Agreement, agrees to purchase from the Seller 3,000,000 shares of Common Stock (the “Acquired Shares”) for a total purchase price of $1,250 (the “Purchase Price”), payable in full to the Seller according to the terms of this Agreement, in United States currency as directed by the Seller at the closing of the transaction contemplated herein (the “Closing”).

2.2. Transfer of Shares and Terms of Payment.

In consideration for the transfer of the Acquired Shares by the Seller to the Purchaser, the Purchaser shall pay the Purchase Price in accordance with the terms of this Agreement.  Transfer of the shares and payment thereof shall be in the following manner:

i)	Upon execution of this Agreement, the Purchaser shall transfer the Purchase Price to the Seller;

ii)
Simultaneously with the transfer of the Purchase Price, the Seller shall deliver the Purchaser the certificates for the Acquired Shares duly endorsed for transfer or with executed stock powers medallion guaranteed attached to be released.

2.3. Closing.

Subject to the terms and conditions of this Agreement, the Closing shall take place by wire transfer and overnight mail on October 19, 2012 (the “Closing Date”).

Section 3.  Representations and Warranties

3.1.      Representations and Warranties of the Seller and the Company. The Seller and the Company hereby make the following representations and warranties to the Purchaser:

3.1.1    The Company is a corporation duly organized and validly existing under the laws of the State of Nevada and has all corporate power necessary to engage in all transactions in which it has been involved, as well as any general business transactions in the future that may be desired by its directors.

3.1.2    The Company is in good standing with the Secretary of State of Nevada.

3.1.3    The Company is not subject to any pending or threatened litigation, claims or lawsuits from any party, and there are no pending or threatened proceedings against the Company by any federal, state or local government, or any department, board, agency or other body thereof.

3.1.4    The Company, to the actual knowledge of Seller, is not in violation of any provision of laws or regulations of federal, state or local government authorities and agencies.

3.1.5    The Seller is the lawful owner of record of the Acquired Shares, and the Seller presently has, and will have at the Closing Date, the power to transfer and deliver the Acquired Shares to the Purchaser in accordance with the terms of this Agreement.  The delivery to the Purchaser of certificates evidencing the transfer of the Acquired Shares pursuant to the provisions of this Agreement will transfer to the Purchaser good and marketable title thereto, free and clear of all liens, encumbrances, restrictions and claims of any kind.

3.1.6    There are no authorized shares of the Company other than 500,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.  Seller at the Closing Date will have full and valid title to the Acquired Shares, and there will be no existing impediment or encumbrance to the sale and transfer of the Acquired Shares to the Purchaser; and on delivery to the Purchaser of the Acquired Shares being sold hereby, all of such Shares shall be free and clear of all liens, encumbrances, charges or assessments of any kind; such Shares will be legally and validly issued and fully paid and non-assessable shares of the Company’s common stock; and all such common stock has been issued under duly authorized resolutions of the Board of Directors of the Company.

3.1.7    All issuances of the Company of the Shares in past transactions have been legally and validly effected, without violation of any preemptive rights, if any existed, and all of such shares of common stock are fully paid and non-assessable.

3.1.8    The Company has no outstanding powers of attorney and no obligations concerning the performance of the Seller concerning this Agreement.

3.1.9    The execution and delivery of this Agreement, and the subsequent Closing, will not result in the breach by the Company or the Seller of (i) any agreement or other instrument to which they are or have been a party or (ii) the Company’s Articles of Incorporation or Bylaws.

The representations and warranties herein by the Seller and the Company shall be true and correct in all material respects on and as of the Closing Date hereof with the same force and effect as though said representations and warranties had been made on and as of the Closing Date.

The representations and warranties made above shall survive the Closing Date and shall expire for all purposes in the date numerically corresponding to the Closing Date in the thirty sixth month after the Closing Date.

3.2. Covenants of the Seller and the Company.  The Seller and the Company covenant the following:

3.2.1    The Seller will furnish Purchaser with all corporate records and documents, such as Articles of Incorporation and Bylaws, minute books, stock books, or any other corporate document or record (including financial and bank documents, books and records) requested by the Purchaser.

3.2.2    At Closing, the Company and the Seller will obtain and submit to the Purchaser resignations of current officers and directors.

3.3       Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Seller:

3.3.1    The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the shares being sold to it hereunder.  The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no further consent or authorization of such Purchaser is required.  This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with the terms thereof.

3.3.2    The offer to sell the Acquired Shares was directly communicated to the Purchaser by the Seller.  At no time was the Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

3.3.3    The Purchaser is experienced in making investments of the kind described in this Agreement and is able to afford the entire loss of the Purchaser’s investment in the Acquired Shares.  The Purchaser understands that the investment in the Acquired involves a high degree of risk, and that United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Acquired Shares.  The Purchaser understands that the Acquired Shares are being offered and sold in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Acquired Shares.

3.3.4    The Purchaser represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless such Purchaser otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

3.3.5    The foregoing representations and warranties shall survive the Closing Date and for a period of one year thereafter.

Section 4.  Miscellaneous

4.1. Expenses.

Each of the Parties shall bear his own expenses in connection with the transactions contemplated by this Agreement.

4.2. Governing Law.

The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Nevada applicable to agreements executed and to be wholly performed solely within such state.

4.3. Resignation of Old and Appointment of New Board of Directors and Officers.

The Company and the Seller shall take such corporate action(s) required by the Company’s Articles of Incorporation and/or Bylaws to (a) appoint the below named persons to their respective positions, to be effective on the eleventh day following the Closing Date, and (b) obtain and submit to the Purchaser, together with all required corporate action(s) the resignation of the current board of directors, and any and all corporate officers and check signers as of the Closing Date.

Name	Position
Maribel Flores	Director, President, CFO and CEO

4.4. Notices.

Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by overnight registered mail, postage prepaid, addressed as follows:

If to Seller, to:

Layla Stone
2333 Boone Avenue
Venice, CA 90291

If to the Company:

Counseling International, Inc.
c/o Anslow & Jaclin, LLP
195 Route 9, Suite 204
Manalapan, NJ 07726

With a copy to (which shall not constitute notice):

Anslow & Jaclin, LLP
195 Route 9, Suite 204
Manalapan, NJ 07726

If to the Purchaser, to:

Maribel Flores
c/o Anslow & Jaclin, LLP
195 Route 9, Suite 204
Manalapan, NJ 07726

Or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall, if properly addressed, be deemed to have been given as of the date so delivered or sent by facsimile.

4.5. Parties in Interest.

This Agreement may not be transferred, assigned or pledged by any Party hereto, other than by operation of law.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

4.6. Entire Agreement.

This Agreement and the other documents referred to herein contain the entire understanding of the Parties hereto with respect to the subject matter contained herein. This Agreement shall supersede all prior agreements and understandings between the Parties with respect to the transactions contemplated herein.

4.7. Amendments.

This Agreement may not be amended or modified orally, but only by an agreement in writing signed by the Parties.

4.8. Severability.

In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

4.9. Counterparts.

This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier, PDF or facsimile transmission, any one of which shall constitute an original of this Agreement.  When counterparts of copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals.  The Parties agree that all such signatures may be transferred to a single document upon the request of any Party.

[-signature page follows-]

In Witness Whereof, each of the Parties hereto has caused its/his name to be hereunto subscribed as of the day and year first above written.

Company:

COUNSELING INTERNATIONAL, INC.

By:	/s/ Layla Stone
Name: Layla Stone
Title: Chief Executive Officer

Seller:

By:	/s/ Layla Stone
Name: Layla Stone, Individually

Purchaser:

By:	/s/ Maribel Flores
Name: Maribel Flores